UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2010

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 1 and 2, 2010, Roger H. Ballou, the President and Chief Executive Officer of CDI Corp. ("CDI"), plans to make a series of presentations to institutional investors. During those presentations, he will reaffirm his views regarding CDI's anticipated revenue and variable contribution margin in the fourth quarter of 2010 and in 2011, as were expressed in the quotation from him in CDI's third quarter earnings release on October 28, 2010. That quotation appears below:

"Continued strong performance in both our IT Solutions and MRl segments, anticipated revenue sourced in our Infrastructure vertical, and improving project and staffing demand in our Process & Industrial vertical could produce fourth quarter 2010 revenue growth of 13% to 17% versus the prior-year fourth quarter even with continued weak performance at Anders. Variable contribution margin for the quarter on this incremental fourth quarter revenue, after adjusting for items identified in the fourth quarter 2009 press release, could be in the mid-to-upper teens due to prudent cost controls and growth in higher-margin permanent placement and ES outsourcing revenue.

"If current economic trends continue, we could achieve year-over-year revenue growth of 8% to 12% in 2011. We also believe that we could deliver mid-teen variable contribution margin for the year on that revenue growth."

The information contained in this Report is being furnished to comply with Regulation FD. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended) or incorporated by reference in any filing under the Securities Act of 1933 (as amended) or the Securities Exchange Act of 1934 (as amended), except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: November 30, 2010	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and Chief Legal Officer